Exhibit 10.28

FIRST AMENDMENT TO SUBLEASE

THIS FIRST AMENDMENT To SUBLEASE (“First Amendment”), dated August 1, 2011 for reference purposes only, is entered into by and between KALOBIOS PHARMACEUTICALS, INC., a Delaware corporation (“Sublandlord”), and ALIOS BIOPHARMA, INC., a Delaware corporation (“Subtenant”), with reference to the following facts:

A. Sublandlord and Subtenant are parties to the certain Sublease dated January 19, 2011 (the “Sublease”), pursuant to which Sublandlord leases to Subtenant approximately 8,636 square feet of space (“Sublease Premises”) located at 260 E. Grand Avenue, South San Francisco, California (“Building”) as set forth in the Sublease.

B. Sublandlord and Subtenant now desires to expand the Premises to include additional 2nd floor office space (2,880 square feet) and Lab #210 on 2nd floor (2,808 square feet) of the Building upon the terms and conditions of the Sublease as amended herein.

NOW, THEREFORE, in consideration of the above recitals which are hereby incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant covenant and agree as follows:

1. Expansion of Sublease Premises. Commencing upon August 1, 2011 (“Expansion Date”) and subject to the terms and condition of the Sublease as amended herein, Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, additional office and lab space consisting of approximately 5,688 square feet of space located on the 2nd floor of the Building as more particularly described in Exhibit A attached hereto and incorporated by reference (“Expansion Sublease Premises”). Upon the Expansion Date, the Sublease Premises shall be deemed to include the Sublease Premises as set forth in the Sublease and the Expansion Sublease Premises.

2. Possession. If for any reason Sublandlord cannot deliver possession of the Expansion Sublease Premises to Subtenant on the Expansion Date, Sublandlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this First Amendment or the obligations of Subtenant as set forth in the Sublease as amended herein or extend the term, provided that the Expansion Date shall be postponed until possession of the Expansion Sublease Premises has been delivered to Subtenant.

3. Condition of Expansion Sublease Premises. Subtenant agrees that (i) Sublandlord has made no representations or warranties of any kind or nature whatsoever respecting the Expansion Sublease Premises, their condition or suitability for Subtenant’s use; and (ii) Subtenant agrees to accept the Expansion Sublease Premises “as is, where is,” with all faults, without any obligation on the part of Sublandlord to modify, improve or otherwise prepare the Expansion Sublease Premises for Subtenant’s occupancy; provided only that Sublandlord shall deliver possession of the Expansion Sublease Premises to Subtenant with all components of the Expansion Sublease Premises for which Sublandlord has responsibility for repair and maintenance under the Sublease, in good working order and repair.

4. Amendment to Base Rent. Commencing upon the Expansion Date, the Base Rent as set forth in the Base Rent schedule provided in Article 3 of the Sublease shall be calculated to include the Expansion Sublease Premises. Effective August 1, 2011, Subtenant shall pay to Sublandlord monthly base rent (“Base Rent”) as follows:

8/01/11 — 10/31/11:	$50,670.04	*
11/1/11 — 6/30/12	$63,025.60
7/01/12 — 6/30/13:	$64,458.00
7/01/13 — 6/30/14:	$65,890.40

*	Note: During the period from August 1, 2011, through October 31, 2011, the monthly Base Rent payable by Subtenant shall be calculated as if the Expansion Sublease Premises contained only 11,561 rentable square feet of space. Such reduced Base Rent shall not affect Subtenant’s rights to use the entire Premises under the Sublease.

5. Amendment to Security Deposit. Commencing upon the Expansion Date, the Security Deposit as set forth in the in Article 4.1 of the Sublease shall be One Hundred Twenty Six Thousand Fifty One and 20/100 Dollars ($126,051.20). Sublandlord has $75,996.80 as a Security Deposit from the Sublease; accordingly, an additional $50,054.40 will be paid by Subtenant on or before the Expansion Date.

6. Amendment to Definition of FF&E. The definition of FF&E as set forth in Section 12.6 of the Sublease is hereby amended to include the list of furniture, fixtures and equipment set forth on Exhibit B attached hereto.

7. Consent of Master Landlord. This First Amendment shall not be effective unless and until any required written consent of the Master Landlord shall have been obtained.

8. Miscellaneous.

(a) This First Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

(b) Except as herein modified or amended, the provisions, conditions and terms of the Sublease shall remain unchanged and in full force and effect, and the Sublease is hereby ratified and confirmed in all respects.

(c) In the case of any inconsistency between the provisions of this Sublease and this First Amendment, the provisions of this First Amendment shall govern and control.

(d) Sublandlord’s submission of this First Amendment is not an offer to enter into this First Amendment but rather a solicitation for such an offer by Subtenant. Sublandlord shall not be bound by this First Amendment until Sublandlord has executed and delivered the same to Subtenant.

(e) The capitalized terms used in this First Amendment shall have the same definitions as set forth in the Sublease to the extent that such capitalized terms are defined therein and no redefined in the First Amendment.

(f) Subtenant hereby represents to Sublandlord that Subtenant has dealt with no broker in connection with the First Amendment. Subtenant agrees to indemnify and hold Sublandlord harmless from all claims of any brokers claiming to have represented Subtenant in connection with this First Amendment. Sublandlord hereby represents to Subtenant that Sublandlord has dealt with no broker in connection with this First Amendment. Sublandlord agrees to indemnify and hold Subtenant harmless from all claims of any broker claiming to have represented Sublandlord in connection with this First Amendment.

(g) Each signatory of this First Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

(h) This First Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This First Amendment may be executed in so-called “pdf” format, and each party has the right to rely upon a pdf counterpart of this First Amendment signed by the other party to the same extent as if such party has received an original counterpart.

IN WITNESS WHEREOF, the parties have duly executed this First Amendment as of the date first written above.

SUBLANDLORD:		SUBTENANT:

KALOBIOS PHARMACEUTICALS, INC., a Delaware corporation		ALIOS BIOPHARMA, INC. a Delaware corporation

By:	/s/ David W. Pritchard	By:	/s/ John R. Donovan
Name:	David W. Pritchard	Name:	John R. Donovan
Title:	Chief Executive Officer	Title:	Chief Business Officer

CONSENT OF MASTER LANDLORD

to be attached

EXHIBIT A

EXPANSION SUBLEASE PREMISES

EXHIBIT B

ADDITIONAL FURNITURE, FIXTURES AND EQUIPMENT

EXHIBIT B

FF&E

Modular Office furniture consisting of work surfaces and chairs for approximately 6 offices One file room, no furniture

Conference table and chairs (includes ceiling mounted projector)

7 free standing cubicle enclosures with work surfaces and chairs

9 fume hoods (4-bench type, 5-walk in)

Laboratory benches with reagent racks

Laboratory case work that includes upper/lower and storage cabinets

RODI system (base building equipment)

Lab vacuum (base building equipment)

Laboratory wash room with cabinetry